EXHIBIT 10.1
May 5, 2009

Corich Enterprises, Inc., a British Virgin Islands corporation
Wo Kee Hong Group
585 Castle Peak Road
Kwai Chung, N.T., Hong Kong
Attention: Mr. Richard Man Fai Lee

Technorient Limited, a Hong Kong corporation
Wo Kee Hong Group
585 Castle Peak Road
Kwai Chung, N.T., Hong Kong
Attention: Mr. Richard Man Fai Lee

Mr. Herbert Adamczyk
The Portofino
100 Pak To Avenue, Clearwater Bay
Kowloon, Hong Kong

Orient Financial Services, Ltd.
Rm 905 9/F1 Jubilee Centre
18 Fenwick Street
Wanchai, Hong Kong
Attention: Mr. Nils Ollquist

Re:	Reformation of Share Exchange Agreement

Gentlemen:

This letter agreement serves as a reformation (the “Reformation”) of certain of the terms and conditions of that certain Share Exchange Agreement, dated as of July 15, 2006 (the “Exchange Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Exchange Agreement.

Under Section 1.1 of the Exchange Agreement, China Premium Lifestyle Enterprise, Inc. (f/k/a Xact Aid, Inc.), a Nevada corporation (the “Company”), agreed to issue to Corich Enterprises, Inc., a British Virgin Islands corporation (“Corich”), Herbert Adamczyk (“Adamczyk” and together with Corich, the “Sellers”) and to Orient Financial Services, Ltd. (“OFS”), as a designee of the Sellers, an aggregate of 972,728 shares of the Company’s purported Series A Convertible Preferred Stock (the “Preferred Shares”) in exchange for the Sellers transferring an aggregate of 226,231 shares of capital stock of Technorient Limited, a Hong Kong corporation (“Technorient”), to the Company.  Upon conversion, the Preferred Shares were to be convertible into 89,689,881 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Company has determined that: (i) the amendment to the Company’s Articles of Incorporation (the “Articles”), dated April 7, 2006, pursuant to which a class of “blank check” preferred stock was purportedly created (the “Preferred Stock Amendment”), is invalid and of no force or effect because the Preferred Stock Amendment was approved by a majority of the Company’s stockholders acting by written consent in contravention of Article II, Section 10 of the Company’s By-Laws (the “By-Laws”), which requires that actions taken by written consent of the Company’s stockholders be unanimous; and (ii) the Certificate of Designation dated August 16, 2006 (the “Certificate of Designation”), purportedly designating 2,000,000 shares of the Company’s purported “blank check” preferred stock as “Series A Convertible Preferred Stock,” is invalid and of no force and effect because, at the time of the filing of the Certificate of Designation, the Company’s Articles did not authorize the Company’s Board of Directors to designate the rights, preferences and privileges of the Company’s purported “blank check” preferred stock.

Corich Enterprises, Inc.
Technorient Limited
Orient Financial Services, Ltd.
Mr. Richard Man Fai Lee
Mr. Herbert Adamczyk
Mr. Nils Ollquist
May 5, 2009

As a result of the foregoing, the Company has determined that the Company has never been authorized to issue any shares of any class or series of preferred stock, including the Preferred Shares.

The parties acknowledge that certain potential disputes may arise between the Sellers and OFS, on the one hand, and the Company, on the other hand, regarding the issuance and delivery of the Preferred Shares (and any underlying Conversion Shares) pursuant to the Exchange Agreement.  The parties desire to reform the Exchange Agreement for the purpose of resolving such potential disputes.

In consideration of the mutual promises, obligations and representations contained in this Reformation, the parties agree as follows:

1.           Provisions of the Exchange Agreement Regarding the Preferred Shares.  With respect to the issuance and delivery of the Preferred Shares (and any underlying Conversion Shares) to the Sellers and OFS under the Exchange Agreement, the parties agree as follows:

(a)           Effective as of the Closing Date of the Exchange Agreement, the Company shall have agreed to issue to the Sellers and OFS an aggregate of 89,689,881 shares of Common Stock (in lieu of the Preferred Shares and any underlying Conversion Shares), on a pre-Reverse Stock Split1 basis, as follows:

•	67,057,843 shares of Common Stock to Corich;

•	15,423,323 shares of Common Stock to Adamczyk; and

•	7,208,715 shares of Common Stock to OFS.

(b)           On a post-Reverse Stock Split basis, the aggregate number of shares that the Company shall have agreed to issue to the Sellers and OFS pursuant to paragraph 1(a) above would equal 17,937,977 shares, as follows:

__________________________

[1]
On December 7, 2007, the Company effectuated a one-for-five reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock.  As a result of the Reverse Stock Split, each outstanding share of the Company’s Common Stock, par value $0.001 per share, was converted into 0.20 shares of Common Stock, par value $0.005 per share.

Corich Enterprises, Inc.
Technorient Limited
Orient Financial Services, Ltd.
Mr. Richard Man Fai Lee
Mr. Herbert Adamczyk
Mr. Nils Ollquist
May 5, 2009

•	13,411,569 shares of Common Stock to Corich;

•	3,084,665 shares of Common Stock to Adamczyk; and

•	1,441,743 shares of Common Stock to OFS.

(c)           Taking into account the number of authorized but unissued shares of Common Stock of the Company as of the Closing Date of the Exchange Agreement, the parties agree that the shares of Common Stock shall be deemed to have been issued to the Sellers and OFS, as follows:

(i)           Effective as of the Closing Date of the Exchange Agreement, the Sellers and OFS are hereby deemed to have been issued an aggregate of 72,000,000 shares of the Company’s Common Stock (in lieu of the Preferred Shares and any underlying Conversion Shares), on a pre-Reverse Stock Split basis, as follows:

•	54,000,000 shares of Common Stock to Corich;

•	12,240,000 shares of Common Stock to Adamczyk; and

•	5,760,000 shares of Common Stock to OFS.

Upon the effectiveness of and giving effect to the Reverse Stock Split, the 72,000,000 shares of pre-Reverse Stock Split Common Stock deemed to have been issued to the Sellers and OFS effective as of the Closing Date of the Exchange Agreement are hereby deemed adjusted to an aggregate of 14,400,000 shares, as follows:

•	Corich’s shares were reduced to 10,800,000 shares of Common Stock (54,000,000 divided by 5);

•	Adamczyk’s shares were reduced to 2,448,000 shares of Common Stock (12,240,000 divided by 5); and

•	OFS’ shares were reduced to 1,152,000 shares of Common Stock (5,760,000 divided by 5).

(ii)           Upon the effectiveness of and giving effect to the Reverse Stock Split, the Sellers and OFS are hereby deemed to have been issued an aggregate of 3,537,977 additional shares of the Company’s Common Stock, on a post-Reverse Stock Split basis, as follows:

•	2,611,569 shares of Common Stock to Corich;

•	636,665 shares of Common Stock to Adamczyk; and

Corich Enterprises, Inc.
Technorient Limited
Orient Financial Services, Ltd.
Mr. Richard Man Fai Lee
Mr. Herbert Adamczyk
Mr. Nils Ollquist
May 5, 2009

•	289,743 shares of Common Stock to OFS.

Thus, the shares of pre-Reverse Stock Split Common Stock deemed to have been issued to the Sellers and OFS effective as of the Closing Date of the Exchange Agreement (72,000,000), as adjusted by the Reverse Stock Split (14,400,000), PLUS the post-Reverse Stock Split shares of Common Stock deemed to have been issued to the Sellers and OFS upon the effectiveness of the Reverse Stock Split (3,537,977), equals the total aggregate number of post-Reverse Stock Split shares of Common Stock specified in paragraph 1(b) above (17,937,977).

2.           Miscellaneous.  Except as set forth herein, all the terms and conditions of the Exchange Agreement shall remain in full force and effect, shall not be modified hereby, and are hereby ratified and affirmed by the parties.  This Reformation may be executed in one or more counterparts, including by facsimile or by e-mail as a PDF, each of which shall be deemed an original copy of this Reformation and all of which, when taken together, will be deemed to constitute one and the same agreement.  Each of the parties agrees to do all acts and execute and deliver such written instruments and documents as shall from time to time be reasonably necessary to carry out the terms, provisions and intentions of this Reformation.

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Corich Enterprises, Inc.
Technorient Limited
Orient Financial Services, Ltd.
Mr. Richard Man Fai Lee
Mr. Herbert Adamczyk
Mr. Nils Ollquist
May 5, 2009

If the foregoing is agreeable to you, please acknowledge your agreement by executing your signature below.

Very truly yours,

(the “Company”)
CHINA PREMIUM LIFESTYLE ENTERPRISE, INC., a Nevada corporation (f/k/a Xact Aid, Inc.)

By:	/s/Yun Fai LEUNG
Name: Yun Fai LEUNG
Title: Director

ACKNOWLEDGED AND AGREED TO AS OF MAY 5, 2009:

(“Corich”)		(“Technorient”)
CORICH ENTERPRISES, INC.		TECHNORIENT LIMITED
a British Virgin Islands corporation		a Hong Kong corporation

By:	/s/Richard Man Fai LEE	By:	/s/Richard Man Fai LEE
Name:	Richard Man Fai LEE	Name:	Richard Man Fai LEE
Title:	Director	Title:	Director

(“Adamczyk”)		(“OFS”)
ORIENT FINANCIAL SERVICES, LTD.

By:	/s/Herbert Adamczyk	By:	/s/Nils A. Ollquist
		Name:	Nils A. Ollquist
		Title:	Managing Director and Principal